Exhibit 99.2

AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Operating Revenues:
Electric	$1,545	$1,519	$3,012	$2,982
Gas	243	209	855	770
Total operating revenues	1,788	1,728	3,867	3,752

Operating Expenses:
Fuel	200	263	502	526
Coal contract settlement	(60)	-	(60)	-
Purchased power	306	314	593	687
Gas purchased for resale	165	133	624	554
Other operations and maintenance	469	420	891	809
Depreciation and amortization	178	176	354	359
Taxes other than income taxes	89	96	202	198
Total operating expenses	1,347	1,402	3,106	3,133
Operating Income	441	326	761	619

Other Income and Expenses:
Miscellaneous income	21	20	42	34
Miscellaneous expense	(8)	(8)	(13)	(13)
Total other income	13	12	29	21

Interest Charges	118	108	218	206

Income Before Income Taxes, Minority Interest and Preferred
Dividends of Subsidiaries	336	230	572	434

Income Taxes	119	78	206	149

Income Before Minority Interest and Preferred Dividends of Subsidiaries	217	152	366	285

Minority Interest and Preferred Dividends of Subsidiaries	11	9	22	19

Net Income	$206	$143	$344	$266

Earnings per Common Share - Basic and Diluted	$0.98	$0.69	$1.64	$1.29

Average Common Shares Outstanding	209.5	207.1	209.1	206.9

AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)
	Six Months Ended
	June 30,
	2008	2007
Cash Flows From Operating Activities:
Net income	$344	$266
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sales of emission allowances	(2)	(2)
Mark-to-market gain on derivatives	(94)	(1)
Coal contract settlement	(60)	-
Depreciation and amortization	364	357
Amortization of nuclear fuel	20	15
Amortization of debt issuance costs and premium/discounts	8	10
Deferred income taxes and investment tax credits, net	107	(8)
Minority interest	16	13
Other	4	7
Changes in assets and liabilities:
Receivables	15	(131)
Materials and supplies	16	35
Accounts and wages payable	(64)	(62)
Taxes accrued, net	(58)	59
Assets, other	32	29
Liabilities, other	65	19
Pension and other postretirement benefit obligations	15	50
Counterparty collateral asset	(205)	(97)
Counterparty collateral liability	79	-
Taum Sauk insurance receivable, net	(107)	(16)
Net cash provided by operating activities	495	543

Cash Flows From Investing Activities:
Capital expenditures	(798)	(715)
Nuclear fuel expenditures	(123)	(24)
Purchases of securities - nuclear decommissioning trust fund	(247)	(75)
Sales of securities - nuclear decommissioning trust fund	231	65
Purchases of emission allowances	(2)	(9)
Sales of emission allowances	2	3
Other	2	1
Net cash used in investing activities	(935)	(754)

Cash Flows From Financing Activities:
Dividends on common stock	(266)	(263)
Capital issuance costs	(9)	(3)
Short-term debt, net	(22)	1,007
Dividends paid to minority interest holder	(15)	(10)
Redemptions, repurchases, and maturities of long-term debt	(808)	(443)
Issuances:
Common stock	75	48
Long-term debt	1,335	425
Net cash provided by financing activities	290	761

Net change in cash and cash equivalents	(150)	550
Cash and cash equivalents at beginning of year	355	137

Cash and cash equivalents at end of period	$205	$687

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	June 30,	December 31,
	2008	2007

ASSETS
Current Assets:
Cash and cash equivalents	$205	$355
Accounts receivable - trade, net	529	570
Unbilled revenue	389	359
Miscellaneous accounts and notes receivable	376	280
Materials and supplies	719	735
Mark-to-market derivative assets	273	35
Other current assets	275	146
Total current assets	2,766	2,480
Property and Plant, Net	15,566	15,069
Investments and Other Assets:
Nuclear decommissioning trust fund	284	307
Goodwill	831	831
Intangible assets	177	198
Regulatory assets	1,081	1,158
Other assets	940	685
Total investments and other assets	3,313	3,179

TOTAL ASSETS	$21,645	$20,728

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current maturities of long-term debt	$285	$221
Short-term debt	1,450	1,472
Accounts and wages payable	527	687
Taxes accrued	111	84
Mark-to-market derivative liabilities	236	24
Other current liabilities	469	414
Total current liabilities	3,078	2,902
Long-term Debt, Net	6,146	5,691
Preferred Stock of Subsidiary Subject to Mandatory Redemption	16	16
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	2,104	2,046
Accumulated deferred investment tax credits	104	109
Regulatory liabilities	1,437	1,240
Asset retirement obligations	576	562
Accrued pension and other postretirement benefits	758	839
Other deferred credits and liabilities	390	354
Total deferred credits and other liabilities	5,369	5,150
Preferred Stock of Subsidiaries Not Subject to Mandatory Redemption	195	195
Minority Interest in Consolidated Subsidiaries	24	22
Stockholders' Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	4,693	4,604
Retained earnings	2,188	2,110
Accumulated other comprehensive income (loss)	(66)	36
Total stockholders' equity	6,817	6,752

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$21,645	$20,728